Exhibit 99.2

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

STATEN ISLAND BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS
March 8, 2004 • 10:00 a.m., Eastern Time

PROXY CARD

     The undersigned hereby appoints the Board of Directors of Staten Island Bancorp, Inc. as proxies, each with power to appoint his/her substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Staten Island held of record by the undersigned on January 26, 2004 at the Special Meeting of Stockholders to be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314 on Monday, March 8, 2004, at 10:00 a.m., Eastern Time, and any adjournment thereof.

COMMON

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

STATEN ISLAND BANCORP, INC. — SPECIAL MEETING, MARCH 8, 2004

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

     1. Call toll free 1-866-358-4699 on a Touch Tone telephone anytime prior to 12:00 midnight, March 7, 2004. There is NO CHARGE to you for this call.

or

     2. Via the Internet at www.proxyvotenow.com/sib.

or

     3. Mark, sign and date this proxy and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors recommends that you vote “FOR” the Proposal.	Please mark your votes as indicated in this example	☒

	For	Against	Abstain
Proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. pursuant to which, among other things, Staten Island will merge with and into Independence.	☐	☐	☐

COMMON

     Shares of Staten Island Common Stock will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. If any other matter is properly presented at the special meeting of stockholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

     A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

     Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

     The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the accompanying proxy statement/prospectus and other materials prior to signing this proxy.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

Δ           FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL           Δ

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 12:00 midnight, March 7, 2004. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to
12:00 midnight, March 7, 2004.

1-866-358-4699

Vote by Internet

Prior to 12:00 midnight, March 7, 2004, go to

www.proxyvotenow.com/sib

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY STATEN ISLAND BANCORP, INC

COMMON

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF STATEN ISLAND BANCORP, INC.
SPECIAL MEETING OF STOCKHOLDERS
March 8, 2004 • 10:00 a.m., Eastern Time

     The undersigned hereby appoints the Board of Directors of Staten Island Bancorp, Inc. as proxies, each with power to appoint his/her substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Staten Island held of record by the undersigned on January 26, 2004 at the Special Meeting of Stockholders to be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314 on Monday, March 8, 2004, at 10:00 a.m., Eastern Time, and any adjournment thereof.

	For	Against	Abstain
Proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. pursuant to which, among other things, Staten Island will merge with and into Independence.	☐	☐	☐

The Board of Directors recommends that you vote “FOR” the Proposal.

Shares of Staten Island Common Stock will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. If any other matter is properly presented at the special meeting of stockholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the accompanying proxy statement/prospectus and other materials prior to signing this proxy.

Please be sure to sign and date this proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

     -  Detach above card mark, sign, date and return using the enclosed envelope. -

STATEN ISLAND BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CAR PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.